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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated January 11, 1999 in the Registration Statement (Form S-1) and the related Prospectus of Beyond.com Corporation for the registration of 4,000,000 shares of common stock.

     Our audits also included the financial statement schedule of Beyond.com (incorporated as software.net Corporation) listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                               /s/ ERNST & YOUNG LLP
                                      ------------------------------------------

San Jose, California
March 15, 1999